Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-268718 and 333-268718-01
Pricing Supplement Dated October 31, 2025 (To Prospectus dated December 30, 2022, Series A Prospectus Supplement dated December 30, 2022 and Product Supplement No. WF-1 dated March 8, 2023)
BofA Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Bank of America Corporation

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
$1,618,000 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028

■   Linked to Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares (each referred to as an “Underlying”)
■   Unlike ordinary debt securities, the Securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the Securities are automatically called for a fixed call premium or, if not automatically called, the Maturity Payment Amount, will depend, in each case, on the performance of the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable. The Lowest Performing Underlying on the Call Date or the Final Calculation Day is the Underlying that has the lowest closing value on the Call Date or the Final Calculation Day, as applicable, as a percentage of its Starting Value
■   Automatic Call.  If the closing value of the Lowest Performing Underlying on the Call Date is greater than or equal to its Starting Value, the Securities will be automatically called for the principal amount plus a Call Premium of 12.50% of the principal amount
■   Maturity Payment Amount. If the Securities are not automatically called, you will receive a Maturity Payment Amount that may be greater than, equal to or less than the principal amount of the Securities, depending on the performance of the Lowest Performing Underlying from its Starting Value to its Ending Value. The Maturity Payment Amount will reflect the following terms:
■ If the value of the Lowest Performing Underlying increases, you will receive the principal amount plus a positive return equal to the Upside Participation Rate of 150% of the percentage increase in the value of the Lowest Performing Underlying from its Starting Value
■ If the value of the Lowest Performing Underlying decreases but the decrease is not more than 50%, you will receive the principal amount
■ If the value of the Lowest Performing Underlying decreases by more than 50%, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and you will lose more than 50%, and possibly all, of the principal amount of your Securities
■    Investors may lose a significant portion, or all, of the principal amount
■  Your return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable. You will not benefit in any way from the performance of the better performing Underlying. Therefore, you will be adversely affected if either Underlying performs poorly, even if the other Underlying performs favorably
■   If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, even if the closing value of the Lowest Performing Underlying on the Call Date significantly exceeds its Starting Value. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of either Underlying at the Upside Participation Rate
■   All payments on the Securities are subject to the credit risk of BofA Finance LLC (“BofA Finance”), as issuer of the Securities, and Bank of America Corporation (“BAC” or the “Guarantor”), as guarantor of the Securities
■   No periodic interest payments or dividends
■   Securities will not be listed on any securities exchange

The initial estimated value of the Securities as of the Pricing Date is $961.40 per Security, which is less than the public offering price listed below. The actual value of your Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Selected Risk Considerations” beginning on page PS-10 of this pricing supplement and “Structuring the Securities” on page PS-25 of this pricing supplement for additional information.
The Securities have complex features and investing in the Securities involves risks not associated with an investment in conventional debt securities. Potential purchasers of the Securities should consider the information in “Selected Risk Considerations” beginning on page PS-10 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.
None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these Securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public offering price	Underwriting Discount(1)(2)	Proceeds, before expenses, to BofA Finance
Per Security	$1,000.00	$25.75	$974.25
Total	$1,618,000.00	$41,663.50	$1,576,336.50
(1) Wells Fargo Securities, LLC and BofA Securities, Inc. are the selling agents for the distribution of the Securities and are acting as principal. See “Terms of the Securities—Selling Agents” in this pricing supplement for further information.
(2) In addition, in respect of certain Securities sold in this offering, BofA Securities, Inc. or one of its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
Wells Fargo Securities

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Terms of the Securities
Issuer:	BofA Finance LLC
Guarantor:	BAC
Underlyings:
The S&P 500® Index (Bloomberg symbol: “SPX”), a price return index, and the SPDR® Gold Shares (Bloomberg symbol: “GLD”), an exchange-traded fund. The S&P 500® Index is sometimes referred to herein as an “Index.” The SPDR® Gold Shares is sometimes referred to herein as a “Fund.”

Pricing Date:	October 31, 2025.
Issue Date:	November 5, 2025.
Maturity Date:
November 3, 2028, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.” The Securities are not subject to repayment at the option of any holder of the Securities prior to the Maturity Date.

Denominations:	$1,000 and any integral multiple of $1,000. References in this pricing supplement to a “Security” are to a Security with a principal amount of $1,000.
Automatic Call:
If the closing value of the Lowest Performing Underlying on the Call Date is greater than or equal to its Starting Value, the Securities will be automatically called, and on the Call Settlement Date you will be entitled to receive a cash payment per Security in U.S. dollars equal to the principal amount plus the Call Premium.
If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, even if the closing value of the Lowest Performing Underlying on the Call Date significantly exceeds its Starting Value. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of either Underlying at the Upside Participation Rate.
If the Securities are automatically called, they will cease to be outstanding on the Call Settlement Date and you will have no further rights under the Securities after the Call Settlement Date.  You will not receive any notice from us if the Securities are automatically called.

Call Date:	November 5, 2026, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions”.
Call Premium:	12.50% of the principal amount (or $125.00 per Security).
Call Settlement Date:	Three business days after the Call Date (as the Call Date may be postponed as described below in “—Market Disruption Events and Postponement Provisions”).
Maturity Payment Amount:
If the Securities are not automatically called, then on the Maturity Date, you will be entitled to receive a cash payment per Security in U.S. dollars equal to the Maturity Payment Amount. The “Maturity Payment Amount” per Security will equal:
• if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is greater than its Starting Value:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate);
• if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than or equal to its Starting Value, but greater than or equal to its Threshold Value: $1,000; or
• if the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)

PS--2

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028

If the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, you will have full downside exposure to the decrease in the value of the Lowest Performing Underlying from its Starting Value, and will lose more than 50%, and possibly all, of the principal amount of your Securities at maturity.

Lowest Performing Underlying:	For the Call Date or the Final Calculation Day, the “Lowest Performing Underlying” will be the Underlying with the lowest Performance Factor.
Performance Factor:	With respect to an Underlying on the Call Date or the Final Calculation Day, its closing value divided by its Starting Value (expressed as a percentage).
Final Calculation Day:	October 31, 2028, subject to postponement as described below in “—Market Disruption Events and Postponement Provisions.”
Closing Value:
With respect to the Index on the Call Date or the Final Calculation Day, as applicable, its closing level on that date; and with respect to the Fund on the Call Date or the Final Calculation Day, as applicable, its fund closing price on that date.

Closing Level:
With respect to the Index, the closing level has the meaning set forth under “General Terms of the Securities — Certain Terms for Securities Linked to an Index — Certain Definitions” in the accompanying product supplement.

Fund Closing Price:
With respect to the Fund, the fund closing price, the closing price and the adjustment factor have the meanings set forth under “General Terms of the Securities — Certain Terms for Securities Linked to a Fund — Certain Definitions” in the accompanying product supplement.

Starting Value:	With respect to the S&P 500® Index: 6,840.20, its closing value on the Pricing Date. With respect to the SPDR® Gold Shares: $368.12, its closing value on the Pricing Date.
Ending Value:	With respect to each Underlying, its closing value on the Final Calculation Day.
Threshold Value:	With respect to the S&P 500® Index: 3,420.10, which is equal to 50% of its Starting Value. With respect to the SPDR® Gold Shares: $184.06, which is equal to 50% of its Starting Value.
Upside Participation Rate:	150%.
Underlying Return:	With respect to each Underlying, the percentage change from the Starting Value to the Ending Value, measured as follows: Ending Value – Starting Value Starting Value
PS--3

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Market Disruption Events and Postponement Provisions:
The Call Date and the Final Calculation Day are each subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, each of the Call Settlement Date and the Maturity Date will be postponed if the Call Date or Final Calculation Day, as applicable, is postponed and will be adjusted for non-business days. For more information regarding adjustments to the Call Date, the Final Calculation Day, the Call Settlement Date and the Maturity Date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to a Single Market Measure” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the Call Date and the Final Calculation Day are each a “calculation day” and the Call Settlement Date and the Maturity Date are each a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” and “—Certain Terms for Securities Linked to a Fund —Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance.
Selling Agents:
BofAS and Wells Fargo Securities, LLC (“WFS”).
Under our distribution agreement with BofAS, BofAS will purchase the Securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated underwriting discount. BofAS will sell the Securities to WFS at the public offering price of the Securities less a concession of up to $25.75 per Security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $20.00 per Security. In addition to the concession allowed to WFA, WFS may pay up to $0.75 per Security to WFA as a distribution expense fee for each Security sold by WFA.
In addition, in respect of certain Securities sold in this offering, BofAS or its affiliates may pay a fee of up to $3.00 per Security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the Securities to other securities dealers.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the Securities at any time up to the Issue Date or during the three-month period following the Issue Date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the Securities that are included in the public offering price of the Securities. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this three-month period. If you hold the Securities through an account at WFS, WFA or any of their affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the Securities on your brokerage account statement.  If you hold your Securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the Securities on your brokerage account statement may be different than if you held your Securities at WFS, WFA or any of their affiliates.

PS--4

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Events of Default and Acceleration:
If an Event of Default, as defined in the senior indenture relating to the Securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the Securities occurs and is continuing, the amount payable to a holder of the Securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Terms of the Securities—Maturity Payment Amount” above, calculated as though the date of acceleration were the Final Calculation Day of the Securities; provided that if the closing value of the Lowest Performing Underlying on the date of acceleration is equal to or greater than its Starting Value, then the Maturity Payment Amount will be calculated using a call premium that is prorated to the date of acceleration. In case of a default in the payment of the Securities, whether at their maturity or upon acceleration, the Securities will not bear a default interest rate.

Material Tax Consequences:	For a discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of the Securities, see “U.S. Federal Income Tax Summary.”
CUSIP:	09711JV97
PS--5

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Additional Information about BofA Finance, the Guarantor and the Securities
The terms and risks of the Securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent that it is different from that information. These documents can be accessed at the following links:
•	Product Supplement No. WF-1 dated March 8, 2023:
https://www.sec.gov/Archives/edgar/data/1682472/000119312523064044/d451936d424b2.htm
•	Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022: https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm
These documents have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement. Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.
The Securities are our senior debt securities.  Any payments on the Securities are fully and unconditionally guaranteed by BAC. The Securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral.  The Securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the Securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.
PS--6

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Investor Considerations
The Securities are not appropriate for all investors. The Securities may be an appropriate investment for investors who:
■   seek a fixed return equal to the Call Premium if the securities are automatically called on the Call Date;
■   if the Securities are not automatically called, seek 150% leveraged exposure to the upside performance of the Lowest Performing Underlying if its Ending Value is greater than its Starting Value;
■   are willing to accept the risk that, if the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying on the Final Calculation Day is less than its Threshold Value, they will be fully exposed to the decrease in the value of the Lowest Performing Underlying and will lose more than 50%, and possibly all, of the principal amount per Security at maturity;
■   understand that the term of the Securities may be as short as approximately one year if the Securities are called on the Call Date;
■ understand that the return on the Securities will depend solely on the performance of the Underlying that is the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable, and that they will not benefit in any way from the performance of the better performing Underlying;
■   understand that the Securities are riskier than alternative investments linked to only one of the Underlyings or linked to a basket composed of each Underlying;
■   understand and are willing to accept the full downside risks of each Underlying;
■   are willing to forgo interest payments on the Securities and dividends on shares of the Fund or on the securities held by or included in the Underlyings, as applicable; and
■   are willing to hold the Securities until maturity.
The Securities may not be an appropriate investment for investors who:
■   seek a liquid investment or are unable or unwilling to hold the Securities to maturity;
■   require full payment of the principal amount of the Securities at maturity;
■   seek a security with a fixed term;
■   are unwilling to accept the risk that, if the closing value of the Lowest Performing Underlying is less than its Starting Value on both the Call Date and the Final Calculation Day, they will not receive any positive return on their investment in the Securities;
■   are unwilling to accept the risk that the closing value of the Lowest Performing Underlying may decrease by more 50% from its Starting Value to its Ending Value;
■   are unwilling to purchase securities with an estimated value as of the Pricing Date that is lower than the public offering price set forth on the cover page of this pricing supplement;
■   seek current income;
■   are unwilling to accept the risk of exposure to the Underlyings;
■   seek exposure to a basket composed of each Underlying or a similar investment in which the overall return is based on a blend of the performances of the Underlyings, rather than solely on the Lowest Performing Underlying;
■   seek exposure to the Underlyings but are unwilling to accept the risk/return trade-offs inherent in the Maturity Payment Amount for the Securities;
■   are unwilling to accept the credit risk of BofA Finance, as issuer, and BAC, as guarantor, to obtain exposure to the Underlyings generally, or to obtain exposure to the Underlyings that the Securities provide specifically; or
■   prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.
The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully “Selected Risk Considerations” herein and “Risk Factors” in each of the accompanying product supplement, prospectus supplement and prospectus for risks related to an investment in the Securities. For more information about the Underlyings, please see the sections titled “The S&P 500® Index” and “The SPDR® Gold Shares” below.
PS--7

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Determining Timing and Amount of Payment on the Securities
Whether the Securities are automatically called on the Call Date for the Call Premium will be determined based on the closing value of the Lowest Performing Underlying on the Call Date as follows:

Is the closing value of the Lowest Performing Underlying greater than or equal to its Starting Value on the Call Date?
Yes
The Securities will be automatically called and you will receive an amount equal to the principal amount plus the Call Premium per Security on the Call Settlement Date
No
The Securities will not be automatically called, and at maturity, you will receive a Maturity Payment Amount that may be greater than, equal to or less than the principal amount of the Securities, depending on the performance of the Lowest Performing Underlying from its Starting Value to its Ending Value.

PS--8

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
If the Securities are not automatically called, then on the Maturity Date, you will receive a cash payment per Security (the Maturity Payment Amount) calculated as follows:

Is the Ending Value of the Lowest Performing Underlying on the Final Calculation Day greater than its Starting Value?
Yes
You will receive per Security: $1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate)
No
Is the Ending Value of the Lowest Performing Underlying on the Final Calculation Day greater than or equal to its Threshold Value?
Yes
You will receive per Security: $1,000
No
On the Maturity Date, you will receive per Security:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)
In this case, you will lose more than 50%, and possibly all, of the principal amount of your Securities

PS--9

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Selected Risk Considerations
The Securities have complex features and investing in the Securities will involve risks not associated with an investment in conventional debt securities. Your decision to purchase the Securities should be made only after carefully considering the risks of an investment in the Securities, including those discussed below, with your advisors in light of your particular circumstances. The Securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the Securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the Securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus.
Structure-related Risks
Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the Securities at maturity. If the Securities are not automatically called and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, at maturity, you will lose 1% of the principal amount for each 1% that the Ending Value of the Lowest Performing Underlying is less than its Starting Value. In that case, you will lose a significant portion or all of your investment in the Securities.
The Securities do not bear interest. Unlike a conventional debt security, no interest payments will be paid over the term of the Securities, regardless of the extent to which the closing value of either Underlying exceeds its Starting Value or Threshold Value on the Call Date or the Final Calculation Day, as applicable.
If the Securities are automatically called, your return will be limited to the Call Premium. If the Securities are automatically called, the positive return on the Securities will be limited to the Call Premium, and you will not participate in any appreciation of the Underlyings beyond the Call Premium, which may be significant. Accordingly, if the Securities are automatically called, the return on the Securities may be less than the return in a direct investment in the Fund or the securities represented by the Underlyings. If the Securities are automatically called, you will not have the opportunity to participate in any appreciation of the Underlyings at the Upside Participation Rate.
The Call Premium or Maturity Payment Amount, as applicable, will not reflect the values of the Underlyings other than on the Call Date or the Final Calculation Day, as applicable. The values of the Underlyings during the term of the Securities other than on the Call Date or the Final Calculation Day, as applicable, will not affect payments on the Securities. Notwithstanding the foregoing, investors should generally be aware of the performance of the Underlyings while holding the Securities, as the performance of the Underlyings may influence the market value of the Securities. The calculation agent will determine whether the Securities will be automatically called, and will calculate the Call Premium or the Maturity Payment Amount, as applicable, by comparing only the Starting Value or Threshold Value, as applicable, to the closing value of the Lowest Performing Underlying on the Call Date or the Final Calculation Day, as applicable. No other values of the Underlyings will be taken into account. As a result, if the Securities are not automatically called, and the Ending Value of the Lowest Performing Underlying is less than its Threshold Value, you will receive less than the principal amount at maturity even if the value of each Underlying was always above its Threshold Value prior to the Final Calculation Day.
The Securities are subject to a potential automatic call, which would limit your ability to receive further payment on the Securities. The Securities are subject to a potential automatic call. The Securities will be automatically called if, on the Call Date, the closing value of the Lowest Performing Underlying is greater than or equal to its Starting Value. If the Securities are automatically called, you will be entitled to receive the principal amount and the Call Premium, and no further amounts will be payable with respect to the Securities. If the Securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the Securities.
Because the Securities are linked to the lowest performing (and not the average performance) of the Underlyings, you may not receive any return on the Securities and may lose a significant portion or all of your principal amount even if the closing value of one Underlying is always greater than or equal to its Starting Value or Threshold Value. Your Securities are linked to the lowest performing of the Underlyings, and a change in the value of one Underlying may not correlate with changes in the value of the other Underlying. The Securities are not linked to a basket composed of the Underlyings, where the depreciation in the value of one Underlying could be offset to some extent by the appreciation in the value of the other Underlying. In the case of the Securities, the individual performance of each Underlying would not be combined, and the depreciation in the value of one Underlying would not be offset by any appreciation in the value of the other Underlying. Even if the closing value of an Underlying is at or above its Starting Value on the Call Date, the Securities will not be automatically called, and you will not receive the Call Premium on the Call Date, if the closing value of the other Underlying is below its Starting Value on that day. In addition, even if the Ending Value of an Underlying is at or above its Threshold Value, you will lose a significant portion or all of your principal if the Ending Value of the Lowest Performing Underlying is below its Threshold Value.
Your return on the Securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the Securities may be less than the return you would earn if you purchased a conventional debt security with the same Maturity Date. As a result, your investment in the Securities may not reflect the full opportunity cost to you when you consider factors,
PS--10

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
such as inflation, that affect the time value of money.
The Call Settlement Date or the Maturity Date may be postponed if the Call Date or the Final Calculation Day is postponed. The Call Date or Final Calculation Day with respect to an Underlying will be postponed if the applicable originally scheduled Call Date or Final Calculation Day is not a trading day with respect to either Underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying on the Call Date or Final Calculation Day. If such a postponement occurs with respect to the Call Date, then the Call Settlement Date will be postponed. If such a postponement occurs with respect to the Final Calculation Day, the Maturity Date will be the later of (i) the initial Maturity Date and (ii) three business days after the Final Calculation Day as postponed.
Any payment on the Securities is subject to our credit risk and the credit risk of the Guarantor, and actual or perceived changes in our or the Guarantor’s creditworthiness are expected to affect the value of the Securities. The Securities are our senior unsecured debt securities. Any payment on the Securities will be fully and unconditionally guaranteed by the Guarantor. The Securities are not guaranteed by any entity other than the Guarantor. As a result, your receipt of the payment upon automatic call or the Maturity Payment Amount at maturity will be dependent upon our ability and the ability of the Guarantor to repay our respective obligations under the Securities on the applicable payment date, regardless of the closing value of the Lowest Performing Underlying as compared to its Starting Value or Threshold Value, as applicable. No assurance can be given as to what our financial condition or the financial condition of the Guarantor will be at any time after the Pricing Date of the Securities. If we and the Guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amount(s) payable under the terms of the Securities.
In addition, our credit ratings and the credit ratings of the Guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the Guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the Guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the Maturity Date of your Securities may adversely affect the market value of the Securities. However, because your return on the Securities depends upon factors in addition to our ability and the ability of the Guarantor to pay our respective obligations, such as the values of the Underlyings, an improvement in our or the Guarantor’s credit ratings will not reduce the other investment risks related to the Securities.
We are a finance subsidiary and, as such, have no independent assets, operations or revenues. We are a finance subsidiary of the Guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the Guarantor, and are dependent upon the Guarantor and/or its other subsidiaries to meet our obligations under the Securities in the ordinary course. Therefore, our ability to make payments on the Securities may be limited.
Valuation- and Market-related Risks

The public offering price you are paying for the Securities exceeds their initial estimated value. The initial estimated value of the Securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the Pricing Date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the Guarantor, the Guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the Securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the values of the Underlyings, changes in the Guarantor’s internal funding rate, and the inclusion in the public offering price of the underwriting discount, and the hedging related charges, all as further described in "Structuring the Securities" below. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways.
The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates or WFS or its affiliates would be willing to purchase your Securities in any secondary market (if any exists) at any time. The value of your Securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Underlyings, our and BAC’s creditworthiness and changes in market conditions.
We cannot assure you that a trading market for your Securities will ever develop or be maintained. We will not list the Securities on any securities exchange. We cannot predict how the Securities will trade in any secondary market or whether that market will be liquid or illiquid.
The Securities are not designed to be short-term trading instruments, and if you attempt to sell the Securities prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The following factors are expected to affect the value of the Securities: values of the Underlyings at such time; volatility of the Underlyings; economic and other conditions generally; interest rates; dividend yields; exchange rate movements and volatility; our and the Guarantor’s financial condition and creditworthiness; and time to maturity.
PS--11

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Conflict-related Risks
Trading and hedging activities by us, the Guarantor and any of our other affiliates, including BofAS, and WFS and its affiliates, may create conflicts of interest with you and may affect your return on the Securities and their market value. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may buy or sell shares of the Fund or the securities held by or included in any of the Underlyings, as applicable, or futures or options contracts on the Underlyings or those securities, or other listed or over-the-counter derivative instruments linked to the Underlyings or those securities. While we, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may from time to time own shares of the Fund or the securities held by or included in the Underlyings, as applicable, except to the extent that BAC’s or Wells Fargo & Company’s (the parent company of WFS) common stock may be included in the Underlyings, as applicable, we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, do not control any company included in the Underlyings, and have not verified any disclosure made by any other company. We, the Guarantor or one or more of our other affiliates, including BofAS, or WFS and its affiliates, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the Securities. These transactions may present a conflict of interest between your interest in the Securities and the interests we, the Guarantor and our other affiliates, including BofAS, and WFS and its affiliates, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the values of the Underlyings in a manner that could be adverse to your investment in the Securities. On or before the Pricing Date, any purchases or sales by us, the Guarantor or our other affiliates, including BofAS or others on its behalf, and WFS and its affiliates (including for the purpose of hedging some or all of our anticipated exposure in connection with the Securities), may have affected the values of the Underlyings. Consequently, the values of the Underlyings may change subsequent to the Pricing Date, which may adversely affect the market value of the Securities.
We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, also may have engaged in hedging activities that could have affected the values of the Underlyings on the Pricing Date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your Securities prior to maturity, and may affect the amounts to be paid on the Securities. We, the Guarantor or one or more of our other affiliates, including BofAS, and WFS and its affiliates, may purchase or otherwise acquire a long or short position in the Securities and may hold or resell the Securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the values of the Underlyings, the market value of your Securities prior to maturity or the amounts payable on the Securities.
If WFS, BofAS or an affiliate of either selling agent participating as a dealer in the distribution of the Securities conducts hedging activities for us in connection with the Securities, such selling agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the Securities to you. This additional projected profit may create a further incentive for the selling agents or participating dealers to sell the Securities to you.
There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the Securities and, as such, will make a variety of determinations relating to the Securities, including the amounts that will be paid on the Securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.
Underlying-related Risks
Any payments on the Securities and whether the Securities are automatically called will depend upon the performance of the Underlyings, and therefore the Securities are subject to the following risks, each as discussed in more detail in the accompanying product supplement.
●	Changes that affect the Index may adversely affect the value of the Securities and any payments on the Securities.
●	We cannot control actions by any of the unaffiliated companies whose securities are included in the Index.
●	We and our affiliates have no affiliation with the index sponsor and have not independently verified its public disclosure of information.
●	Risks associated with the fund underlying index, or the underlying assets of the Fund, will affect the value of the Fund and hence the value of the Securities.
●	Changes that affect the Fund or its fund underlying index may adversely affect the value of the Securities and any payments on the Securities.
●	We cannot control actions by any of the unaffiliated companies whose securities are held by or included in the Fund or its fund underlying index.
PS--12

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
●	We and our affiliates have no affiliation with the fund sponsor or fund underlying index sponsor and have not independently verified their public disclosure of information.
●	There are risks associated with funds.
There are risks associated with commodities trading on the London Bullion Market Association. The investment objective of the GLD is to reflect generally the price of gold before the payment of its expenses and liabilities. The price of gold is determined by the London Bullion Market Association (the “LBMA”) or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures market, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the Securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price. All of these factors could adversely affect the price of the GLD and, therefore, the return on the Securities.
The performance of the GLD may be influenced by gold prices. To the extent the price of gold has a limited effect, if any, on the performance of the GLD, gold prices are subject to volatile price movements over short periods of time, represent trading in commodities markets, which are substantially different from equities markets, and are affected by numerous factors. These include economic factors, including the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the prices of gold are generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial, or other events.
Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold markets. It is not possible to predict the aggregate effects of all or any combination of these factors. Any negative developments with respect to these factors may have an adverse effect on gold prices and, as a result, on the prices of the GLD and, therefore, the return on the Securities.
There is no direct correlation between the value of the Securities or the price of the GLD, on the one hand, and gold prices, on the other hand. Although the price of gold is one factor that may influence the performance of the GLD, the Securities are not linked to the gold spot prices or to gold futures. There is no direct linkage between the price of the GLD and the prices of gold. While gold prices may be one factor that could affect the underlying asset of the GLD and, consequently, the price of the GLD, the amounts payable on the Securities are not directly linked to the movement of gold prices and may be affected by factors unrelated to those movements. Investing in the Securities is not the same as investing in gold, and you should not invest in the Securities if you wish to invest in a product that is linked directly to the price of gold.
Gold prices are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the GLD. The investment objective of the GLD is to reflect the performance of the price of gold bullion, less the GLD’s expenses. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile. Consequently, the performance of the GLD and the return on the Securities could be adversely affected.
The value of the GLD may not fully replicate the price of gold. The performance of the GLD may not fully replicate the price of gold due to the fees and expenses charged by the GLD, restrictions on access to gold or other circumstances. The GLD does not generate any income and as the GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by the GLD has gradually declined over time. The GLD sells gold to pay expenses on an ongoing basis irrespective of whether the trading price of the GLD rises or falls in response to changes in the price of gold. The sale of the GLD’s gold to pay expenses at a time of low gold prices could adversely affect the value of the GLD. Additionally, there is a risk that part or all of the GLD’s gold could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.
PS--13

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The GLD is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The GLD’s underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the Securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.
The GLD is not an investment company or commodity pool and will not be subject to regulation under the Investment Company Act of 1940, as amended, or the Commodity Exchange Act of 1936, as amended. Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
The performance of the GLD may not correlate with the performance of its underlying commodity as well as the net asset value (“NAV”) per share of the GLD, especially during periods of market volatility. The GLD does not fully replicate the performance of its underlying commodity, which is gold, due to the fees and expenses charged by the GLD or by restrictions on access to its underlying commodity due to other circumstances. The GLD does not generate any income, and as the GLD regularly sells its underlying commodity to pay for ongoing expenses, the amount of its underlying commodity represented by each share gradually declines over time. The GLD sells its underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying commodity. The sale by the GLD of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the Securities. Additionally, there is a risk that part or all of the GLD’s holdings in its underlying commodity could be lost, damaged or stolen. Access to the GLD’s underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the GLD and its underlying commodity. In addition, because the shares of the GLD are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the GLD may differ from the NAV per share of the GLD. During periods of market volatility, the GLD’s underlying commodity may be unavailable in the secondary market, market participants may be unable to calculate accurately the NAV per share of the GLD and the liquidity of the GLD may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the GLD. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the GLD. As a result, under these circumstances, the market value of shares of the GLD may vary substantially from the NAV per share of the GLD. For all of the foregoing reasons, the performance of the GLD may not correlate with the performance of its underlying commodity as well as the NAV per share of the GLD, which could materially and adversely affect the value of the Securities in the secondary market and/or reduce any payment on the Securities.
The anti-dilution adjustments will be limited. The calculation agent may adjust the Price Multiplier of the GLD and other terms of the Securities to reflect certain actions by the GLD, as described in the section “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. The calculation agent will not be required to make an adjustment for every event that may affect the GLD and will have broad discretion to determine whether and to what extent an adjustment is required.
The publisher or the sponsor or investment advisor of the Underlying may adjust the Underlying in a way that affects its price, and the publisher or the sponsor or investment advisor has no obligation to consider your interests. The publisher or the sponsor or investment advisor of the Underlying can add, delete, or substitute the components included in the Underlying or make other methodological changes that could change its price. Any of these actions could adversely affect the value of your Notes.
Tax-related Risks
The U.S. federal income and estate tax consequences of the Securities are uncertain, and may be adverse to a holder of the Securities.  See “U.S. Federal Income Tax Summary” below and “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.
PS--14

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Hypothetical Examples and Returns
The hypothetical payout profile, returns table and examples below illustrate hypothetical payments upon automatic call or at maturity for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual Starting Value or Threshold Value of either Underlying. The hypothetical Starting Value of 100.00 for each Underlying has been chosen for illustrative purposes only and does not represent the actual Starting Value of either Underlying. The actual Starting Value and Threshold Value for each Underlying will be are set forth under “Terms of the Securities” above. For historical data regarding the actual closing values of the Underlyings, see the historical information set forth herein. The payout profile, returns table and examples below assume that an investor purchases the Securities for $1,000 per Security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the Securities.
Call Premium:	12.50% of the principal amount
Upside Participation Rate:	150.00%
Hypothetical Starting Value:	For each Underlying, 100.00
Hypothetical Threshold Value:	For each Underlying, 50.00 (50% of its hypothetical Starting Value)
Hypothetical Payout Profile

150% Participation Rate
Call Date (Call Premium: 12.50%)
50% contingent downside
Security Return at Maturity
Percentage Change of Lowest Performing Underlying
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-50%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Hypothetical Security Return at Maturity
Hypothetical Return of Lowest Performing Underlying
Hypothetical Call Premium

PS--15

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Hypothetical Returns
If the Securities are automatically called:

If the Securities are automatically called on the Call Date, on the Call Settlement Date you will receive the principal amount of your Securities plus the Call Premium, resulting in a hypothetical pre-tax total rate of return of 12.50%.
If the Securities are not automatically called:
Hypothetical Performance Factor of the Lowest Performing Underlying on the Final Calculation Day(1)	Hypothetical Underlying Return of the Lowest Performing Underlying	Hypothetical Maturity Payment Amount per Security	Hypothetical pre-tax total rate of return
200.00	100.00%	$2,500.00	150.00%
150.00	50.00%	$1,750.00	75.00%
140.00	40.00%	$1,600.00	60.00%
130.00	30.00%	$1,450.00	45.00%
120.00	20.00%	$1,300.00	30.00%
110.00	10.00%	$1,150.00	15.00%
105.00	5.00%	$1,075.00	7.50%
100.00	0.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
70.00	-30.00%	$1,000.00	0.00%
50.00	-50.00%	$1,000.00	0.00%
49.00	-51.00%	$490.00	-51.00%
40.00	-60.00%	$400.00	-60.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%
(1)   The Performance Factor of the Lowest Performing Underlying on the Final Calculation Day is equal to its Ending Value divided by its Starting Value (expressed as a percentage).
Hypothetical Examples of Payment Upon Automatic Call or At Maturity
Example 1. The closing value of the Lowest Performing Underlying on the Call Date is greater than its Starting Value, and the Securities are automatically called on the Call Date:
	S&P 500® Index	SPDR® Gold Shares
Hypothetical Starting Value:	100.00	$100.00
Hypothetical closing value on the Call Date:	180.00	$160.00
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	180.00%	160.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Call Date.
In this example, the SPDR® Gold Shares has the lowest Performance Factor on the Call Date and is, therefore, the Lowest Performing Underlying on the Call Date.
Step 2: Determine the payment upon automatic call.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is greater than its hypothetical Starting Value, the Securities are automatically called on the Call Date and you will receive on the Call Settlement Date the principal amount of your Securities plus a Call Premium of 12.50% of the principal amount. Even though the Lowest Performing Underlying
PS--16

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
appreciated by 60.00% from its Starting Value to its closing value on the Call Date in this example, your return is limited to the Call Premium of 12.50%.
On the Call Settlement Date, you would receive $1,125.00 per Security.
Example 2. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying is greater than its Starting Value and the Maturity Payment Amount is greater than the principal amount of your Securities:
	S&P 500® Index	SPDR® Gold Shares
Hypothetical Starting Value:	100.00	$100.00
Hypothetical closing value on the Call Date:	75.00	$110.00
Hypothetical Ending Value:	120.00	$130.00
Hypothetical Threshold Value:	50.00, which is 50% of the hypothetical Starting Value	$50.00, which is 50% of the hypothetical Starting Value
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	75.00%	110.00%
Performance Factor on the Final Calculation Day (closing value on the Final Calculation Day divided by Starting Value):	120.00%	130.00%
Hypothetical Underlying Return (Ending Value - Starting Value)/Starting Value:	20.00%	30.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.
In this example, the S&P 500® Index has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Underlying Return of the Lowest Performing Underlying on the Final Calculation Day.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is less than the hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying is greater than its hypothetical Starting Value, the Maturity Payment Amount per Security would be equal to the principal amount of $1,000 plus a positive return equal to:
$1,000 × Underlying Return of the Lowest Performing Underlying × Upside Participation Rate
$1,000 × 20.00% × 150.00%
= $300.00
On the Maturity Date, you would receive $1,300.00 per Security.
Example 3. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying is less than its Starting Value but greater than its Threshold Value and the Maturity Payment Amount is equal to the principal amount of your Securities:
	S&P 500® Index	SPDR® Gold Shares
Hypothetical Starting Value:	100.00	$100.00
Hypothetical closing value on the Call Date:	75.00	$110.00
Hypothetical Ending Value:	95.00	$130.00
Hypothetical Threshold Value:	50.00, which is 50% of the hypothetical Starting Value	$50.00, which is 50% of the hypothetical Starting Value
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	75.00%	110.00%
Performance Factor on the Final Calculation Day (closing value on the Final Calculation Day divided by Starting Value):	95.00%	130.00%
PS--17

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Hypothetical Underlying Return (Ending Value - Starting Value)/Starting Value:	-5.00%	30.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.
In this example, the S&P 500® Index has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Underlying Return of the Lowest Performing Underlying on the Final Calculation Day.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value, but not by more than 50%, you would receive the principal amount of your Securities at maturity.
On the Maturity Date, you would receive $1,000.00 per Security.
Example 4. The Securities are not automatically called. The Ending Value of the Lowest Performing Underlying is less than its Threshold Value and the Maturity Payment Amount is less than the principal amount:
	S&P 500® Index	SPDR® Gold Shares
Hypothetical Starting Value:	100.00	$100.00
Hypothetical closing value on the Call Date:	75.00	$110.00
Hypothetical Ending Value:	50.00	$130.00
Hypothetical Threshold Value:	50.00, which is 50% of the hypothetical Starting Value	$50.00, which is 50% of the hypothetical Starting Value
Performance Factor on the Call Date (closing value on the Call Date divided by Starting Value):	75.00%	110.00%
Performance Factor on the Final Calculation Day (closing value on the Final Calculation Day divided by Starting Value):	50.00%	130.00%
Hypothetical Underlying Return (Ending Value - Starting Value)/Starting Value:	-50.00%	30.00%
Step 1: Determine which Underlying is the Lowest Performing Underlying on the Final Calculation Day.
In this example, the S&P 500® Index has the lowest Performance Factor on the Final Calculation Day and is, therefore, the Lowest Performing Underlying on the Final Calculation Day.
Step 2: Determine the Maturity Payment Amount based on the Underlying Return of the Lowest Performing Underlying on the Final Calculation Day.
Because the hypothetical closing value of the Lowest Performing Underlying on the Call Date is less than its hypothetical Starting Value, the Securities are not automatically called. Because the hypothetical Ending Value of the Lowest Performing Underlying is less than its hypothetical Starting Value by more than 50%, you would lose a portion of the principal amount of your Securities and would be paid a Maturity Payment Amount equal to:
$1,000 + ($1,000 × Underlying Return of the Lowest Performing Underlying)
$1,000 + ($1,000 × -50.00%)
= $500.00
On the Maturity Date, you would receive $500.00 per Security, resulting in a loss of 50.00%.
PS--18

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
All disclosures contained in this pricing supplement regarding the Underlyings, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources. The information reflects the policies of, and is subject to change by, each of S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the SPX, and SSGA Funds Management, Inc. (“SSGA”), the investment advisor to the GLD. We refer to SPDJI as the “Underlying Sponsor” and SSGA as the “Investment Advisor”. The Underlying Sponsor and the Investment Advisor, which license the copyright and all other rights to the respective Underlyings, have no obligation to continue to publish, and may discontinue publication of, the Underlyings. The consequences of either Underlying Sponsor or Investment Advisor discontinuing publication of the applicable Underlying are discussed in “General Terms of the Securities — Discontinuance of an Index” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. None of us, the Guarantor, the calculation agent, or BofAS accepts any responsibility for the calculation, maintenance or publication of either Underlying or any successor index or successor fund. None of us, the Guarantor, BofAS or any of our other affiliates makes any representation to you as to the future performance of the Underlyings. You should make your own investigation into the Underlyings.

The S&P 500® Index
The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.
SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the Securities will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payments on the Securities.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the
PS--19

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday. Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
PS--20

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Historical Performance of the SPX
The following graph sets forth the daily historical performance of the SPX in the period from January 2, 2020 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the SPX’s Threshold Value of 3,420.10, which is 50% of the SPX’s Starting Value of 6,840.20.
This historical data on the SPX is not necessarily indicative of the future performance of the SPX or what the value of the Securities may be. Any historical upward or downward trend in the level of the SPX during any period set forth above is not an indication that the level of the SPX is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the levels of the SPX.
PS--21

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
License Agreement
S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®,” “S&P 500®” and “S&P®” are trademarks of S&P. These trademarks have been sublicensed for certain purposes by our affiliate, Merrill Lynch, Pierce, Fenner and Smith Incorporated (“MLPF&S”). The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by MLPF&S.
The Securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to MLPF&S with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us, MLPF&S, or the Securities. S&P Dow Jones Indices have no obligation to take our needs, BAC’s needs or the needs of MLPF&S or holders of the Securities into consideration in determining, composing or calculating the SPX. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the Securities currently being issued by us, but which may be similar to and competitive with the Securities. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPX. It is possible that this trading activity will affect the value of the Securities.
S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, BAC, MLPF&S, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MLPF&S, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.
PS--22

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
The SPDR® Gold Shares
The SPDR® Gold Trust (the "trust") issues SPDR® Gold Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the trust. World Gold Trust Services, LLC is the sponsor of the trust, BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the trust, HSBC Bank plc is the custodian of the trust, and State Street Global Advisors Funds Distributors, LLC (formerly State Street Global Markets, LLC) is the marketing agent of the trust. The trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and its sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator, or a commodity trading advisor.
The Shares trade under the ticker symbol “GLD” on NYSE Arca, Inc., or NYSE Arca. Information provided to or filed with the SEC by the trust pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-267520 and 001-32356, respectively, through the SEC's website at www.sec.gov. Information on that website is not included or incorporated by reference in this document. According to the GLD's prospectus, the trust is not an investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder, the trust is not a commodity pool withing the meaning of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and none of the sponsor, the trustee or the marketing agent is subject to regulation  by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor in connection with the Shares.
The Shares may be purchased from the GLD only in one or more blocks of 100,000 Shares (a block of 100,000 Shares is called a “Basket”). The GLD issues Shares in Baskets to certain authorized participants (the “Authorized Participants”), on an ongoing basis. Baskets are offered continuously at the NAV, for 100,000 Shares on the day that an order to create a Basket is accepted by the trustee.
Currently, the trust’s only recurring fixed expense is the sponsor’s fee, which is accrued daily at an annualized rate equal to 0.40% of the NAV, in exchange for the sponsor assuming the responsibility to pay all ordinary fees and expenses of the trust which include the fees and expenses of the trustee, the fees and expenses of the custodian for the custody of the trust’s gold bars, the fees and expenses of the sponsor, certain taxes, the fees of the marketing agent, printing and mailing costs, legal and audit fees, registration fees, NYSE Arca listing fees and other marketing costs and expenses.
The investment objective of the GLD is to reflect the performance of the price of gold bullion, less the GLD’s expenses. The GLD holds gold bars. The GLD issues shares in exchange for deposits of gold and distributes gold in connection with the redemption of shares. The Shares of the GLD are intended to offer investors an opportunity to participate in the gold market through an investment in securities. The ownership of the Shares of the GLD is intended to overcome certain barriers to entry in the gold market, such as the logistics of buying, storing and insuring gold.
The Shares represent units of fractional undivided beneficial interest in and ownership of the trust, the primary asset of which is allocated (or secured) gold. The trust is not managed like a corporation or an active investment vehicle. The gold held by the trust will be sold only: (1) on an as-needed basis to pay the trust’s expenses, (2) in the event the trust terminates and liquidates its assets or (3) as otherwise required by law or regulation.
Creation and Redemption
The trust creates and redeems the Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets requires the delivery to the trust or the distribution by the trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial amount of gold required for deposit with the trust to create shares for the period from the formation of the GLD to the first day of trading of the Shares on the NYSE was 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket gradually decreases over time, due to the accrual of the trust’s expenses and the sale of the trust’s gold to pay the trust’s expenses. Baskets may be created or redeemed only by authorized participants, who pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors.
Valuation of Gold; Computation of NAV
The trustee determines the NAV of the GLD on each day that NYSE Arca is open for regular trading at the earlier of (i) the afternoon session of the twice daily determination of the price of an ounce of gold through an auction by the London Bullion Market Association (the “LBMA”), administered by the ICE Benchmark Administration (the “IBA”), which starts at 3:00 PM London, England time, or the LBMA Gold Price PM, or (ii) 12:00 PM New York time. The LBMA Gold Price PM is determined by participants in a physically settled, electronic and tradable auction. The LBMA Gold Price PM replaced the previously established London PM Gold Fix on March 20, 2015. The NAV of the GLD is the aggregate value of the GLD’s assets less its estimated accrued but unpaid liabilities (which include accrued expenses). In determining the GLD’s NAV, the trustee values the gold held by the GLD based on the LBMA Gold Price PM for an ounce of gold. The trustee also determines the NAV per Share.
PS--23

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
The custodian is responsible for the safekeeping of the trust’s gold bars transferred to it in connection with the creation of Baskets by Authorized Participants. The custodian also facilitates the transfer of gold in and out of the trust through gold accounts it maintains for Authorized Participants and the GLD. The custodian is a market maker, clearer and approved weigher under the rules of the LBMA.
Historical Performance of the GLD
The following graph sets forth the daily historical performance of the GLD in the period from January 2, 2020 through the Pricing Date. We obtained this historical data from Bloomberg L.P. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg L.P. The horizontal line in the graph represents the GLD’s Threshold Value of $184.06, which is 50% of the GLD’s Starting Value of $368.12.
This historical data on the GLD is not necessarily indicative of the future performance of the GLD or what the value of the Securities may be. Any historical upward or downward trend in the value of the GLD during any period set forth above is not an indication that the value of the GLD is more or less likely to increase or decrease at any time over the term of the Securities.
Before investing in the Securities, you should consult publicly available sources for the values and trading pattern of the GLD.
PS--24

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
Structuring the Securities
The Securities are our debt securities, the return on which is linked to the performance of the Underlying. The related guarantee is BAC’s obligation. Any payments on the Securities, including payment of the Maturity Payment Amount, depend on the credit risk of BofA Finance and BAC and on the performance of the Underlying. As is the case for all of our and BAC’s respective debt securities, including our market-linked securities, the economic terms of the Securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked securities result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of securities at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the Securities, along with the fees and charges associated with market-linked securities, resulted in the initial estimated value of the Securities on the Pricing Date being less than their public offering price.
The initial estimated value of the Securities as of the Pricing Date is set forth on the cover page of this pricing supplement.
In order to meet our payment obligations on the Securities, at the time we issue the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the Underlyings, the tenor of the Securities and the hedging arrangements. The economic terms of the Securities and their initial estimated value depend in part on the terms of these hedging arrangements.
BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.
For further information, see “Selected Risk Considerations” beginning on page PS-10 above and “Use of Proceeds” on page 17 of the accompanying prospectus.
Validity of the Securities

In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the Securities (the “Master Note”) identifying the Securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the Securities have been delivered against payment as contemplated herein, such Securities will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and due authentication of the Master Note and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 16, 2025 which has been filed as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2025.
PS--25

Market Linked Securities— Auto-Callable with Leveraged Upside
Participation and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index and the SPDR® Gold Shares due November 3, 2028
U.S. Federal Income Tax Summary
You should consider the U.S. federal income and estate tax consequences of an investment in the Securities, including the following:
•	There is no statutory, judicial, or administrative authority directly addressing the characterization of the Securities.
•
You agree with us (in the absence of an administrative determination, or judicial ruling to the contrary) to characterize and treat the Securities for all tax purposes as single financial contracts with respect to the Underlyings. In the opinion of Sidley Austin LLP, our tax counsel, the U.S. federal income tax characterization and treatment of the Securities described herein is a reasonable interpretation of current law.

•
Under this characterization and tax treatment of the Securities, a U.S. Holder (as defined on page 71 of the accompanying prospectus) generally will recognize capital gain or loss upon maturity or upon a sale, exchange or redemption of the Securities. This capital gain or loss generally will be long-term capital gain or loss if you held the Securities for more than one year.

•	No assurance can be given that the Internal Revenue Service (“IRS”) or any court will agree with this characterization and tax treatment.
•
In addition, there may exist a risk that an investment in the Securities will be treated, in whole or in part, as a “constructive ownership transaction” to which Section 1260 of the Code applies. If Section 1260 of the Code applies, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the Securities will be recharacterized as ordinary income. Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the Securities.

•
Under current IRS guidance, withholding on “dividend equivalent” payments (as discussed in the accompanying product supplement), if any, will not apply to Securities that are issued as of the date of this pricing supplement unless such Securities are “delta-one” instruments. Based on our determination that the Securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities.

•
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the Securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws. You should review carefully the discussion under the section entitled “U.S. Federal Income Tax Summary” beginning on page PS-36 of the accompanying product supplement.
PS--26